SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MURFREESBORO BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed Pursuant to Rule 14a-12(b)

FOR IMMEDIATE RELEASE	Contacts:
December 12, 2002	Suzanne Reed
FirstBank
(615) 313-8328

Mandy Cawood
McNeely Pigott & Fox
(615) 259-4000

William E. Rowland
Bank of Murfreesboro
(615) 890- 1111

FIRSTBANK TO ACQUIRE BANK OF MURFREESBORO
Combined Entity to Exceed $1 Billion in Assets

     MURFREESBORO, Tenn. — James W. Ayers, Chairman of the Board of First South Bancorp, the holding company of FirstBank, and William E. Rowland, President of Murfreesboro Bancorp, Inc., the holding company of the Bank of Murfreesboro, today announced the approval of an agreement under which the Bank of Murfreesboro will be acquired by FirstBank.

     Under the terms of the agreement, shareholders of Murfreesboro Bancorp will receive $21.25 per share in cash. On a fully diluted basis, including all outstanding stock options and convertible debentures, the deal was valued at $26,825,000.

     “Rutherford County is a dynamic market, and we look forward to playing an important role in its continuing economic development and quality of life, through our financial services and commitment to the communities we serve,” Ayers said.

     The transaction is subject to regulatory approval, and the approval of the shareholders of Murfreesboro Bancorp, Inc. Closing is anticipated in the second quarter of 2003.

     When completed, the acquisition will represent another step in FirstBank’s long-term plan of increasing its Middle Tennessee presence. FirstBank is one of the fastest-

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growing independent banks in the nation and offers a unique community-banking style of service. The entry into Rutherford County follows last year’s opening of an office in downtown Nashville. FirstBank also has 3 other locations in Middle Tennessee — Waverly, Dickson and Linden.

     Doug Cruickshanks, president and CEO of FirstBank, said the Bank of Murfreesboro’s transition to FirstBank should be completed by mid-summer. “We expect a very smooth transition as we integrate the two banks,” he said. “The number one priority will be to ensure that the Bank of Murfreesboro customers continue receiving the quality of service and products that they have come to expect.”

     “We think Rutherford County is a tremendous market with strong growth potential,” Cruickshanks said. “It is the second-fastest growing county in our state. It has a very strong economic base that includes world-class companies such as Nissan, Ingram Books, Whirlpool Corp. and Hewlett-Packard. In addition, it has a top-notch higher education institution in Middle Tennessee State University.”

     “We are extremely excited about becoming part of the Rutherford County community,” Cruickshanks said.

     The Bank of Murfreesboro, has its main office on Memorial Boulevard, a branch on South Church Street in Murfreesboro, and a full-service branch in Smyrna. It also maintains 24 ATMs, the most extensive network in Rutherford County. The bank reported total assets of $150 million as of September 30, 2002, and its acquisition will bring FirstBank’s assets to over $1.04 billion with representation in 13 counties and 30 banking locations.

     “Jim Ayers and his management team value our philosophy of customer and community service.” Rowland said regarding the decision to sell the county’s second-largest independent bank. “I am confident they will enhance the great organization that we have built with the tremendous resources they will be able to bring to our market.”

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     “FirstBank has a reputation for maintaining a great degree of local decision-making in the markets, in addition to being a good corporate citizen,” Rowland said.

     Mr. Rowland will become City President for FirstBank Murfreesboro while Joyce Ewell and Lewis Webb will continue in roles similar to the ones they have today.

     FirstBank, founded in 1906, is the largest community bank in Tennessee and was established with the purchase of Farmers State Bank in Scotts Hill, Tennessee. The bank, headquartered in Lexington, Tennessee, currently has 27 locations in Bruceton, Camden, Dickson, Huntingdon, Jackson, Lexington, Linden, Memphis, Nashville, Paris, Scotts Hill and Waverly. FirstBank is a wholly owned subsidiary of First South Bancorp, Inc.

     As a leader among community banks in West and Middle Tennessee, FirstBank offers customers a diverse line of financial products and services and plays a key leadership role in its communities. James W. Ayers is owner and chairman of FirstBank and a director of Tennessee Central Bancshares, Inc. He is also founder of the Ayers Foundation, which makes contributions to education and art programs in Tennessee, with a focus on communities served by FirstBank. To read more about FirstBank’s products and services, visit its web site at www.firstbankonline.com.

Murfreesboro Bancorp, Inc. will file a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission (“SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by First South Bancorp, Inc. and Murfreesboro Bancorp, Inc. with the SEC in connection with the merger at the SEC’s web site at www.sec.gov. Documents that Murfreesboro Bancorp, Inc. files with the SEC will be available free of charge from the Corporate Secretary of Murfreesboro Bancorp, Inc. at 615 Memorial Boulevard, Murfreesboro, Tennessee 37129, telephone (615) 890-1111. READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Murfreesboro Bancorp, Inc. and its directors and executive officers may be deemed to be “participants” in Murfreesboro Bancorp, Inc.’s solicitation of proxies in connection with

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the proposed merger. Information regarding the participants, including their holdings of Murfreesboro Bancorp, Inc.’s stock, is contained in Murfreesboro Bancorp, Inc.’s annual meeting proxy materials filed with the SEC on March 14, 2002.

This news release contains certain forward-looking statements about the proposed merger of First South Bancorp, Inc. and Murfreesboro Bancorp, Inc. These statements include statements regarding the anticipated closing date of the transaction, anticipated cost savings, and anticipated future results. Forward-looking statements can be identified by the fact that they include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating First South Bancorp, Inc. and Murfreesboro Bancorp, Inc., increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which First South Bancorp, Inc. and Murfreesboro Bancorp, Inc. are engaged, changes in the securities markets, and other factors disclosed by First South Bancorp, Inc. and Murfreesboro Bancorp, Inc. in their periodic filings with the SEC. First South Bancorp, Inc. and Murfreesboro Bancorp, Inc. do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.